Exhibit 1.01

EMC CORPORATION
Conflict Minerals Report
For the year ended December 31, 2014

Introduction
As part of our global approach to the protection of human rights, EMC is committed to the ethical sourcing of minerals, and in particular of tantalum, tin, tungsten and gold (“3TG”). There is concern that 3TG, often referred to as “conflict minerals,” could originate from certain mines in the Democratic Republic of the Congo (“DRC”) which are controlled by armed militias who use the proceeds from the sale of these minerals to fund ongoing conflict in the region.

As stated in our Conflict Minerals Policy, it is our goal not to purchase product materials containing 3TG whose sale finance armed conflict in the DRC. However, we believe being “DRC Conflict-Free” should not mean “DRC-Free”. We intend to source responsibly from the DRC and adjoining countries (collectively, the “Covered Countries”) in order to support peaceful economic activity in the region.

Summary
In 2014, EMC manufactured and contracted to manufacture products in which “conflict minerals” (defined in the U.S. Securities and Exchange Commission Release No. 34-67716 as cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to 3TG) are necessary to the functionality or production of such products. As we do not yet know the source of all the 3TG in these products, we do not have sufficient information to conclude that any of these products are “DRC Conflict-Free.” However, in 2014 we did see an increase in the percentage of smelters and refiners in our supply chain that are compliant with the Conflict-Free Smelter Program (CFSP), as described below. This report describes our approach and our efforts toward responsible sourcing of 3TG.

Our Approach
Researching the origin of minerals through the supply chain is a complex endeavor. As a manufacturer of enterprise storage systems, we consume components and materials containing 3TG and do not purchase 3TG directly from mines, smelters or refiners. Therefore, to meet our goal of being DRC Conflict-Free, we must collaborate with suppliers, industry peers, and other stakeholders. To this end, we seek to advance tools and programs that simplify due diligence processes through the supply chain and increase the supply of verifiably DRC Conflict-Free minerals.

EMC is a member of the Conflict-Free Sourcing Initiative (the “CFSI”), a multi-industry initiative addressing conflict minerals issues in the supply chain. The CFSI’s Conflict Minerals Reporting Template (the “CMRT”) is a widely-used standard form to collect information through the supply chain, including the names of 3TG smelters and refiners. The CFSI’s Conflict-Free Smelter Program (the “CFSP”) uses independent third-party audits to assess whether 3TG smelters and refiners have systems in place to assure sourcing of only conflict-free materials. We use the CMRT to survey our suppliers and identify smelters and refiners in our supply chain, and the CFSP to determine the country of origin and conflict-free status of minerals.

EMC is an active participant in CFSI workgroups and projects. This collaboration helps us advance toward our goal, and it also helps to build a global supply chain system for responsible and ethical mineral sourcing that makes it more widely possible for companies to source DRC Conflict-Free minerals for their products.

Our Strategy
To reach our goal of being DRC Conflict-Free, we set a three-pronged strategy focusing first on supplier-level engagement, where we have the most direct influence, then on the smelter and refiner level, and third on encouraging responsible sourcing from the Covered Countries.

1.	Engage suppliers in due diligence and DRC Conflict-Free sourcing

•	Survey suppliers using the CMRT

•	Offer resources and education on the issue of conflict minerals and best practices in due diligence

•	Influence the supply chain to shift to CFSP-compliant smelters and refiners

2.	Increase the number of Conflict-Free Smelters and Refiners

•	Identify smelters and refiners in our supply chain

•	Help advance the CFSP through active participation in CFSI workgroups

•	Encourage smelters and refiners in our supply chain to undergo an audit to be CFSP-compliant

3.	Encourage responsible sourcing from the Covered Countries:

•	Promote verifiable conflict-free sourcing from the Covered Countries in order to support peaceful economic activity

Our Products
This report relates to products EMC manufactured or contracted to be manufactured in 2014 that contain 3TG that may be considered necessary to the functionality or production of such products. EMC offers a comprehensive portfolio of storage systems including EMC VMAX, EMC VNX, EMC Isilon, EMC XtremIO, EMC Atmos, EMC ECS, EMC VPEX, and PCIe-based flash cards. Our data protection and availability systems span the backup, archive and availability categories, including EMC Avamar, EMC Data Domain, EMC Recoverpoint, EMC VPLEX, and EMC Disk Library for mainframe products. Federation subsidiary VCE also offers a portfolio of hardware-based converged storage, compute and networking systems known as Vblock. RSA, the Security Division of EMC, manufactures RSA SecureID tokens and offers a number of other security products provided either as Virtual Machines or via an EMC common server-based appliance. These hardware products were in scope for our conflict minerals due diligence efforts in 2014.

Our Conflict Minerals Policy and Program
EMC’s Conflict Minerals Policy states our goal to be DRC Conflict-Free, our expectations of our suppliers, and our approach of broad collaboration with suppliers, industry peers, and other stakeholders. EMC’s program is overseen by a Conflict Minerals Governance Committee that provides strategic direction and input to EMC’s conflict minerals policy, supplier requirements, communications, and risk management. This committee includes executives from Global Supply Chain Management, Global Supply Chain Engineering, and the Office of Sustainability, as well as representatives from Finance, Legal, Global Product Operations Sustainability, Government Affairs and Internal Audit. This committee reports to the Audit Committee of the Board of Directors.

Supplier requirements for conflict minerals due diligence are embedded in EMC’s supply chain management. Our Supplier Code of Conduct requires direct materials suppliers to have a conflict minerals policy and conduct due diligence on the source and chain of custody of the 3TG in their products. These same requirements are included in our standard contracts and purchase agreements.

Our Supply Chain

Reasonable Country of Origin Inquiry
The first step in our compliance process was to identify where 3TG are used in our products and by which suppliers. We searched our Full Material Disclosure database, which catalogues the substances used in EMC products, to generate a list of suppliers from whom we would need information. We included Tier 1 suppliers who sell directly to EMC, and other suppliers from whom we instruct Tier 1 suppliers to purchase parts for the components they sell to us (“Tier 2+”). We asked these suppliers to survey their own supply chain, report to us using the CMRT, and publish a conflict minerals policy. Suppliers representing 99% of our Tier 1 and 93% of our Tier 2+ 2014 spend submitted CMRTs.

EMC compared the list of smelters and refiners reported by suppliers against the CFSI’s list of verified 3TG smelters and refiners. As of April 30, 2015, of the 256 verified 3TG smelter and refiner facilities in our supply chain, 155 are compliant with CFSP and have been found to be DRC Conflict-Free. The list of these verified smelters and refiners that our suppliers reported as being in their supply chains is set forth in Appendix A. The list of countries from which we believe the 3TG in our products may have originated is set forth in Appendix B. Some 3TG also originated from recycled or scrap sources. This information was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report dated April 30, 2015 that is available to EMC as a member of CFSI. This report provides information on smelters and refiners that are compliant with CFSP, including smelter facility name, location, and countries from which minerals were sourced.

We then mapped our suppliers against our covered products and reviewed the smelter lists for those suppliers. We found that for each covered product category:

•	Some 3TG is sourced through verified smelters or refiners that are not yet CFSP-compliant and therefore we have not yet determined the country of origin of those minerals; and

•	Some 3TG is sourced from CFSP-compliant smelters or refiners, including smelters or refiners that source responsibly from the Covered Countries.

This supplier survey and smelter review process constituted our Reasonable Country of Origin Inquiry (RCOI). This RCOI combined with our risk assessment and mitigation efforts described below represent EMC’s best efforts to trace the source of the 3TG in our supply chain to the mine or location of origin as necessary.

Supply Chain Risk Assessment
In keeping with our strategy, we focus our risk assessment and mitigation where we expect to have the most impact: evaluating supplier responses to our conflict minerals survey and the CFSP-compliant status of the smelters and refiners in our supply chain. As a downstream company, EMC utilizes the CFSP for smelter and refiner audits and assessment of risks in the mineral supply chain from the mine to the smelter or refiner.

Assessing supplier responses
We depend on supplier reporting to conduct our due diligence. Therefore, complete and correct supplier reporting, as well as supplier cooperation with our commitment to DRC conflict-free sourcing, reduces the risk that EMC will purchase products and/or materials containing minerals whose sale financed armed conflict in the DRC.

Each supplier’s CMRT was reviewed against an internally-developed framework for reasonableness and risk. We sought to understand our suppliers’ progress on due diligence, confirm whether they had published a conflict minerals policy, and obtain a list of 3TG smelters and refiners in their supply chain. In analyzing supplier responses to our survey, we found three areas of concern: inaccurate smelter and refiner lists, inconsistent approaches to determining whether 3TG was sourced from the Covered Countries, and absence of conflict minerals policies.

Smelter and Refiner Lists: Obtaining a complete and accurate list of smelters and refiners in our supply chain is an essential step in the RCOI process. We have experienced some challenges in collecting this information. For example, we found that many of the smelter and refiner names reported through the supply chain either are not 3TG smelters or refiners, or that more research is required to make that determination. While we believe our suppliers are providing information in good faith, this challenge underscores the need for supplier education and improved information on smelter and refiner facilities worldwide.

Determining Whether 3TG Was Sourced from the Covered Countries: EMC is committed to being DRC conflict-free and to sourcing responsibly from the Covered Countries through CFSP-compliant smelters and refiners. However, we found that many suppliers are still learning how to determine the country of origin of 3TG. For example, some of our suppliers reported that none of the 3TG in their products originated from the Covered Countries when, in fact, CFSP-compliant smelters in their supply chain publicly disclose that they do source from the Covered Countries. Other suppliers reported that they were sourcing 3TG from the Covered Countries, but did not specify how they had come to this conclusion, or whether that 3TG was sourced through CFSP-compliant smelters. In both situations, when we contacted these suppliers to discuss their responses, we found that many had either misunderstood how to use CFSP to determine country of origin, or they had based their responses solely on what their suppliers had reported to them.

Conflict Minerals Policy: Suppliers who publish their conflict minerals policy show commitment to responsible sourcing. We found that some suppliers declared that they use 3TG, but either did not have, or had not published, a conflict minerals policy.

Assessing smelter and refiner data
In analyzing our smelter and refiner data, we identified two major areas of concern: smelter verification and the limited supply of CFSP-compliant smelters and refiners.

Smelter and Refiner Verification: While we expect that our suppliers will continue to improve their reporting, there is a need for additional research on reported smelter names to verify whether they actually are 3TG smelters or refiners. Without an accurate list of 3TG smelters and refiners in our supply chain, we will not be able to target the smelters and refiners that would benefit from participation in the CFSP audits, or fully understand the progress toward our goal to be DRC Conflict-Free.

Supply of CFSP-compliant Smelters and Refiners: In order for our products to be verified as DRC Conflict-Free, there must be a sufficient number of confirmed conflict-free smelters and refiners to allow a viable supply of minerals. There is still a need for more smelters and refiners to participate in the program. Table 1 shows the percentage of CFSP-compliant smelters and refiners for 3TG in our supply chain, broken out by metal.

Table 1
3TG Smelters and Refiners in EMC’s Supply Chain

Mineral	Total # smelters and refiners in our supply chain	Total # CFSP-compliant smelters and refiners in our supply chain	% of CFSP-compliant smelters and refiners in our supply chain
Tantalum	2013: 24 2014: 39	2013: 21 2014: 39	2013: 88% 2014: 100%
Tin	2013: 47 2014: 71	2013: 11 2014: 36	2013: 23% 2014: 51%
Tungsten	2013: 21 2014: 35	2013: 1 2014: 14	2013: 5% 2014: 40%
Gold	2013: 90 2014: 111	2013: 40 2014: 66	2013: 44% 2014: 59%
Based on EMC supplier data as of April 1, 2015 and CFSI’s Reasonable Country of Origin Inquiry report dated April 30, 2015. Numbers only include facilities reported by suppliers that are on the CFSI standard smelter list as of April 30, 2015.

Addressing Identified Risks: Our Approach

EMC is taking steps to improve our due diligence process and further mitigate the risk of purchasing 3TG whose sale finance armed conflict in the DRC. In keeping with our conflict minerals strategy, we focus our risk mitigation efforts in three areas: supplier engagement; increasing the number of conflict-free smelters and refiners; and encouraging responsible sourcing from the Covered Countries.

Engage suppliers in due diligence and DRC Conflict-Free sourcing
EMC issues targeted communications to help our suppliers improve their reporting, informed by the risks identified in our supplier surveys. At the launch of the 2014 survey, we distributed information to help suppliers return more complete and accurate smelter and refiner lists, and better understand the role of CFSP audits in determining the country of origin and the DRC Conflict-Free status of the minerals in their products. As suppliers returned CMRTs, we reviewed their responses against our internally-developed framework for reasonableness and risk. We contacted those whose answers did not seem reasonable, or indicated potential risk, in order to obtain additional information and request corrective actions. Unresponsive suppliers were escalated through supply chain management staff responsible for managing the commercial relationships. We also set a 2014 goal for 100% of Tier 1 direct material suppliers that sell us products containing 3TG to have a conflict minerals policy published on their website. More than 99% (by spend) of our Tier 1 suppliers in scope have done so.

Conflict minerals requirements and incentives are embedded in EMC’s supply chain management business processes. These activities target the Tier 1 and Tier 2 suppliers with whom we have the strongest business relationship and therefore the greatest influence. For example, suppliers’ conflict minerals risk scores, based on their response to the survey, are incorporated into the supplier scorecard. This scorecard also includes other metrics such as quality, cost and availability, and provides a key input into business decisions. Suppliers’ risk scores and corrective actions are also made available in EMC’s supplier portal, and are included in suppliers’ Quarterly and Executive Business Reviews. Going forward, we will continue to raise our expectations of suppliers to improve due diligence and source from CFSP-compliant smelters.

Increase the number of Conflict-Free Smelters and Refiners
EMC is working to develop a more accurate list of 3TG smelters and refiners in our supply chain, and to encourage verified 3TG smelters and refiners to undergo CFSP audits if they have not already done so. We participate in the CFSI workgroup that conducts research to verify alleged 3TG smelters and refiners, and outreach to engage them in the CFSP audit program. We also contributed to CFSP’s Initial Audit Fund, which pays the costs of a smelter or refiner’s first CFSP audit, a major incentive for smelters to participate. As the number of CFSP-compliant smelters and refiners grows, we can more effectively engage our suppliers to shift purchasing to CFSP-compliant smelters and refiners. There has been measurable improvement from 2013 in the percentage of CFSP-compliant smelters in our supply chain, as shown in Table 1 above.

Encourage responsible sourcing from the Covered Countries
EMC desires to be DRC Conflict-Free, but not at the expense of supporting responsible mining operations in the Covered Countries. In 2014, we educated suppliers who mistakenly believed that CFSP-compliant smelters are, by definition, not sourcing from the Covered Countries, or whose conflict minerals policies indicated that they intend not to source from the Covered Countries at all. In addition, EMC has applied to join the Public-Private Alliance for Responsible Minerals Trade (the PPA), a multi-sector and multi-stakeholder initiative to support supply chain solutions to conflict minerals challenges in the DRC and the Great Lakes Region of Central Africa.

Due Diligence Design

EMC’s due diligence framework conforms in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and supplements (Second Edition, 2014).

Due Diligence Performed

Step 1: Establish strong company management systems

•	Published our company’s conflict minerals policy on EMC.com

•	Convened a Conflict Minerals Governance Committee to oversee program

•	Maintained an Implementation Team for program execution

•	Updated the Standard Operating Procedure

•	Improved the tools, processes and materials for supplier communications

•	Engaged EMC supply chain staff to support the conflict minerals program through existing business communications and processes

•	Maintained conflict minerals program data

•	Identified the EMC hotline, email address, and secure web report, which are publicly available on EMC.com, as the mechanism through which any interested party can voice concerns

Step 2: Identify and assess risks in the supply chainIdentified products and suppliers in scope

•	Surveyed suppliers in scope with the CMRT

•	Reviewed suppliers’ completed CMRTs to determine if they met internally-developed standards of reasonableness and risk

•	Reviewed smelters and refiners identified by suppliers

◦	Confirmed 256 CFSI-verified 3TG smelters and refiners in our supply chain

▪	155 of those smelters and refiners were CFSP-compliant as of April 30, 2015

Step 3: Design and implement a strategy to respond to identified risks

•	Convened the Conflict Minerals Governance Committee regularly to report metrics and discuss identified risks

•	Implemented a risk mitigation plan including:

◦	Providing supplier education on conflict-free sourcing and how to improve reporting

◦	Requiring Tier 1 suppliers to publish conflict minerals policies on their corporate websites

◦	Adding supplier conflict mineral risk scores as an indicator in the supplier scorecard

◦	Including conflict minerals risk scores and corrective actions in suppliers’ Executive and Quarterly Business Reviews

◦	Participating in the CFSI’s Smelter Engagement Team to:

▪	Perform research and outreach to verify smelters and refiners that were reported by suppliers but were not on CFSI’s smelter reference list

▪	Communicate with verified smelters and refiners to ask them to become CFSP-compliant

◦	Contributing to CFSI’s Initial Audit Fund, which pays the cost of a smelter or refiner’s first CFSP audit

Step 4: Plan an independent third-party audit of the smelter or refiner’s due diligence

•	Relied on the independent third-party audits managed by the CFSP

•	Supported the CFSP through active participation in CFSI workgroups

Step 5: Report annually on supply chain due diligence

•	Submitted Form SD for the calendar year ended December 31, 2014 to the U.S. Securities and Exchange Commission and published this report on EMC.com.

To Voice Concerns about EMC’s Conflict Minerals Program
EMC actively encourages its employees and other parties to report concerns either directly to the company or through EMC’s hotline, which is maintained by a third-party provider. The different ways through which reports can be made are included in EMC’s Business Conduct Guidelines, corporate compliance training materials, and elsewhere. Specifically, questions and guidance regarding a potential violation of law, regulation, the Business Conduct Guidelines, or other EMC policies can be reported in any of the following ways:

•	Contact the Office of the General Counsel by telephone (508-435-1000, extension 77267), facsimile (508-497-8079), or email (General_Counsel@emc.com).

•	Contact the Audit Committee of the EMC Board of Directors by email (AuditCommitteeChairman@emc.com) or by mail (Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277).

•
If you are located within the United States, contact the EMC hotline, which is monitored by an independent third-party provider, by telephone (877-764-0557), or via a secure web report to https://emccorporation.alertline.com.

This report contains forward‑looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in this report. The forward-looking statements speak only as of the date of this report and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this report. Websites referred to in this report are not incorporated by reference unless specifically indicated.

Appendix A
3TG Smelters and Refiners in EMC’s Supply Chain
This list is based on EMC supplier data as of April 1, 2015. In many cases, suppliers provided information encompassing their entire supply chain; this information was not limited to facilities that contributed 3TG used only in EMC products. As a result, we are unable to validate whether our products in fact contain 3TG from all of these sources. Smelters listed as “Active” have committed to undergo a CFSP audit. This list only includes facilities reported by suppliers that are on the CFSI standard smelter list as of April 30, 2015.

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
GOLD
Advanced Chemical Company	CID000015	UNITED STATES
Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	Compliant
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY	Compliant
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL	Compliant
Argor-Heraeus SA	CID000077	SWITZERLAND	Compliant
Asahi Pretec Corporation	CID000082	JAPAN	Compliant
Asaka Riken Co., Ltd.	CID000090	JAPAN	Active
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	Compliant
Aurubis AG	CID000113	GERMANY	Compliant
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Bauer Walser AG	CID000141	GERMANY
Boliden AB	CID000157	SWEDEN	Compliant
C. Hafner GmbH + Co. KG	CID000176	GERMANY	Compliant
Caridad	CID000180	MEXICO
CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	Compliant
Cendres + Métaux SA	CID000189	SWITZERLAND	Active
Chimet S.p.A.	CID000233	ITALY	Compliant
Chugai Mining	CID000264	JAPAN
Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Do Sung Corporation	CID000359	KOREA, REPUBLIC OF
Doduco	CID000362	GERMANY	Active
Dowa	CID000401	JAPAN	Compliant
Eco-System Recycling Co., Ltd.	CID000425	JAPAN	Compliant
Faggi Enrico S.p.A.	CID002355	ITALY
Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Geib Refining Corporation	CID002459	UNITED STATES
Guangdong Jinding Gold Limited	CID002312	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Heimerle + Meule GmbH	CID000694	GERMANY	Compliant
Heraeus Ltd. Hong Kong	CID000707	HONG KONG	Compliant
Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY	Compliant
Hunan Chenzhou Mining Group Co., Ltd.	CID000767	CHINA
Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	CHINA
Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	Compliant
Istanbul Gold Refinery	CID000814	TURKEY	Compliant
Japan Mint	CID000823	JAPAN	Compliant
Jiangxi Copper Company Limited	CID000855	CHINA

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
Johnson Matthey Inc.	CID000920	UNITED STATES	Compliant
Johnson Matthey Limited	CID000924	CANADA	Compliant
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	Compliant
JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	Compliant
JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	Compliant
Kazzinc	CID000957	KAZAKHSTAN	Compliant
Kennecott Utah Copper LLC	CID000969	UNITED STATES	Compliant
Kojima Chemicals Co., Ltd.	CID000981	JAPAN	Compliant
Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
L' azurde Company For Jewelry	CID001032	SAUDI ARABIA	Compliant
Lingbao Gold Company Limited	CID001056	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF	Compliant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Materion	CID001113	UNITED STATES	Compliant
Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	Compliant
Metalor Technologies (Hong Kong) Ltd.	CID001149	HONG KONG	Compliant
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	Compliant
Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Metalor Technologies SA	CID001153	SWITZERLAND	Compliant
Metalor USA Refining Corporation	CID001157	UNITED STATES	Compliant
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	MEXICO	Compliant
Mitsubishi Materials Corporation	CID001188	JAPAN	Compliant
Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	Compliant
Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY	Compliant
Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Nihon Material Co., Ltd.	CID001259	JAPAN	Compliant
Ohio Precious Metals, LLC	CID001322	UNITED STATES	Compliant
Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	Compliant
OJSC Krastvetmet	CID001326	RUSSIAN FEDERATION	Compliant
OJSC Kolyma Refinery	CID001328	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
PAMP SA	CID001352	SWITZERLAND	Compliant
Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	Compliant
Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	Compliant
Republic Metals Corporation	CID002510	UNITED STATES	Compliant
Royal Canadian Mint	CID001534	CANADA	Compliant
Sabin Metal Corp.	CID001546	UNITED STATES
Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF
Schone Edelmetaal	CID001573	NETHERLANDS	Compliant
SEMPSA Joyería Platería SA	CID001585	SPAIN	Compliant
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	Compliant
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	Compliant
So Accurate Group, Inc.	CID001754	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	Active

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
Solar Applied Materials Technology Corp.	CID001761	TAIWAN	Compliant
Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	Compliant
Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	Compliant
The Great Wall Gold and Silver Refinery of China	CID001909	CHINA
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA	Compliant
Tokuriki Honten Co., Ltd.	CID001938	JAPAN	Compliant
Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Torecom	CID001955	KOREA, REPUBLIC OF	Active
Umicore Brasil Ltda.	CID001977	BRAZIL	Compliant
Umicore Precious Metals Thailand	CID002314	THAILAND	Compliant
Umicore SA Business Unit Precious Metals Refining	CID001980	BELGIUM	Compliant
United Precious Metal Refining, Inc.	CID001993	UNITED STATES	Compliant
Valcambi SA	CID002003	SWITZERLAND	Compliant
Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA	Compliant
Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN	Compliant
Yokohama Metal Co., Ltd.	CID002129	JAPAN	Active
Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	Compliant
Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA	Compliant
TANTALUM
Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA	Compliant
Conghua Tantalum and Niobium Smeltry	CID000291	CHINA	Compliant
Duoluoshan	CID000410	CHINA	Compliant
Exotech Inc.	CID000456	UNITED STATES	Compliant
F&X Electro-Materials Ltd.	CID000460	CHINA	Compliant
Global Advanced Metals Aizu	CID002558	UNITED STATES	Compliant
Global Advanced Metals Boyertown	CID002557	UNITED STATES	Compliant
Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA	Compliant
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	CHINA	Compliant
H.C. Starck Co., Ltd.	CID002544	THAILAND	Compliant
H.C. Starck GmbH Goslar	CID002545	GERMANY	Compliant
H.C. Starck GmbH Laufenburg	CID002546	GERMANY	Compliant
H.C. Starck Hermsdorf GmbH	CID002547	GERMANY	Compliant
H.C. Starck Inc.	CID002548	UNITED STATES	Compliant
H.C. Starck Ltd.	CID002549	JAPAN	Compliant
H.C. Starck Smelting GmbH & Co.KG	CID002550	GERMANY	Compliant
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	Compliant
Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES	Compliant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	Compliant
Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	Compliant
KEMET Blue Metals	CID002539	MEXICO	Compliant
KEMET Blue Powder	CID002568	UNITED STATES	Compliant
King-Tan Tantalum Industry Ltd.	CID000973	CHINA	Compliant
LSM Brasil S.A.	CID001076	BRAZIL	Compliant
Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	Compliant
Mineração Taboca S.A.	CID001175	BRAZIL	Compliant
Mitsui Mining & Smelting	CID001192	JAPAN	Compliant
Molycorp Silmet A.S.	CID001200	ESTONIA	Compliant
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	Compliant
Plansee SE Liezen	CID002540	AUSTRIA	Compliant
Plansee SE Reutte	CID002556	AUSTRIA	Compliant

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
QuantumClean	CID001508	UNITED STATES	Compliant
RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA	Compliant
Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION	Compliant
Taki Chemicals	CID001869	JAPAN	Compliant
Telex Metals	CID001891	UNITED STATES	Compliant
Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	Compliant
Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA	Compliant
Zhuzhou Cemented Carbide	CID002232	CHINA	Compliant
TIN
Alpha	CID000292	UNITED STATES	Compliant
China Tin Group Co., Ltd.	CID001070	CHINA	Active
CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL	Compliant
CV Gita Pesona	CID000306	INDONESIA
CV Serumpun Sebalai	CID000313	INDONESIA
CV United Smelting	CID000315	INDONESIA	Compliant
Dowa	CID000402	JAPAN	Compliant
EM Vinto	CID000438	BOLIVIA	Compliant
Estanho de Rondônia S.A.	CID000448	BRAZIL
Feinhütte Halsbrücke GmbH	CID000466	GERMANY
Fenix Metals	CID000468	POLAND	Active
Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	Compliant
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA	Compliant
Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA
Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	Compliant
Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	Compliant
Melt Metais e Ligas S/A	CID002500	BRAZIL	Compliant
Metallic Resources, Inc.	CID001142	UNITED STATES
Metallo-Chimique N.V.	CID002773	BELGIUM	Compliant
Mineração Taboca S.A.	CID001173	BRAZIL	Compliant
Minsur	CID001182	PERU	Compliant
Mitsubishi Materials Corporation	CID001191	JAPAN	Compliant
Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM	Active
Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	Active
O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	Active
Operaciones Metalurgical S.A.	CID001337	BOLIVIA	Compliant
PT Alam Lestari Kencana	CID001393	INDONESIA
PT Aries Kencana Sejahtera	CID000309	INDONESIA	Active
PT Artha Cipta Langgeng	CID001399	INDONESIA	Compliant
PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	Compliant
PT Babel Inti Perkasa	CID001402	INDONESIA	Compliant
PT Bangka Kudai Tin	CID001409	INDONESIA
PT Bangka Putra Karya	CID001412	INDONESIA	Compliant
PT Bangka Timah Utama Sejahtera	CID001416	INDONESIA
PT Bangka Tin Industry	CID001419	INDONESIA	Compliant

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
PT Belitung Industri Sejahtera	CID001421	INDONESIA	Compliant
PT BilliTin Makmur Lestari	CID001424	INDONESIA	Active
PT Bukit Timah	CID001428	INDONESIA	Compliant
PT DS Jaya Abadi	CID001434	INDONESIA	Compliant
PT Eunindo Usaha Mandiri	CID001438	INDONESIA	Compliant
PT Fang Di MulTindo	CID001442	INDONESIA
PT Inti Stania Prima	CID002530	INDONESIA	Active
PT Justindo	CID000307	INDONESIA	Active
PT Karimun Mining	CID001448	INDONESIA	Active
PT Mitra Stania Prima	CID001453	INDONESIA	Compliant
PT Panca Mega Persada	CID001457	INDONESIA	Compliant
PT Pelat Timah Nusantara Tbk	CID001486	INDONESIA
PT Prima Timah Utama	CID001458	INDONESIA	Compliant
PT Refined Bangka Tin	CID001460	INDONESIA	Compliant
PT Sariwiguna Binasentosa	CID001463	INDONESIA	Compliant
PT Seirama Tin Investment	CID001466	INDONESIA
PT Stanindo Inti Perkasa	CID001468	INDONESIA	Compliant
PT Sumber Jaya Indah	CID001471	INDONESIA	Active
PT Supra Sukses Trinusa	CID001476	INDONESIA
PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA	Compliant
PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA	Compliant
PT Tinindo Inter Nusa	CID001490	INDONESIA	Compliant
Rui Da Hung	CID001539	TAIWAN	Active
Soft Metais Ltda.	CID001758	BRAZIL	Active
Thaisarco	CID001898	THAILAND	Compliant
VQB Mineral and Trading Group JSC	CID002015	VIET NAM	Active
White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL	Compliant
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	Active
Yunnan Tin Group (Holding) Company Limited	CID002180	CHINA	Compliant
TUNGSTEN
A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN	Active
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	Compliant
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	Active
Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA	Compliant
Ganxian Shirui New Material Co., Ltd.	CID002531	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA	Compliant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	Compliant
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA	Active
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	Compliant
Global Tungsten & Powders Corp.	CID000568	UNITED STATES	Compliant
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	Active
H.C. Starck GmbH	CID002541	GERMANY	Active
H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY	Active
Hunan Chenzhou Mining Group Co., Ltd.	CID000766	CHINA	Active
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA	Compliant
Japan New Metals Co., Ltd.	CID000825	JAPAN	Compliant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	Compliant
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA

Smelter or Refiner Name	Smelter Identification Number	Smelter or Refiner Location	CFSP-Compliant status as of 4/30/15
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	Active
Kennametal Fallon	CID000966	UNITED STATES
Kennametal Huntsville	CID000105	UNITED STATES
Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	Compliant
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM	Active
Pobedit, JSC	CID002532	RUSSIAN FEDERATION
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIET NAM	Compliant
Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA	Compliant
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	Compliant
Xiamen Tungsten Co., Ltd.	CID002082	CHINA	Compliant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA	Active

Appendix B
Countries from which the minerals in EMC’s products may have originated
Based on CFSI’s Reasonable Country of Origin Inquiry report dated April 30, 2015, the countries of origin of the 3TG processed by facilities listed in Appendix A are believed to include the following:

Angola	Luxembourg
Argentina	Madagascar
Australia	Malaysia
Austria	Mongolia
Belgium	Mozambique
Bolivia	Myanmar
Brazil	Namibia
Burundi	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Republic of Congo
Colombia	Russia
Cote D’Ivoire	Rwanda
Czech Republic	Sierra Leone
Democratic Republic of the Congo	Singapore
Djibouti	Slovakia
Egypt	South Africa
Estonia	South Korea
Ethiopia	South Sudan
France	Spain
Germany	Suriname
Guyana	Switzerland
Hungary	Taiwan
India	Tanzania
Indonesia	Thailand
Ireland	Uganda
Israel	United Kingdom
Japan	United States of America
Kazakhstan	Vietnam
Kenya	Zambia
Laos	Zimbabwe